Registration No. 33-92100
                                                          Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 11, 1995

                    MLCC Mortgage Investors, Inc., Seller
                  Subordinate Mortgage Backed Certificates,
                      Series 1995-S1, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                          Certificate Administrator
_____________________________________________________________________________

     On August 15, 1995, Subordinate Mortgage Backed Certificates, Series 1995-S1, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $50,117,687. The Class A Certificates represented beneficial interests of approximately 59.41% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements among Merrill Lynch Home Equity Acceptance, Inc., Merrill Lynch Mortgage Investors, Inc. or MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on pages 74 and 75 of the Prospectus are hereby updated, in their entirety, as follows:

                                    1995-S1

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997        December 31, 1996         December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance of
  PrimeFirst Loan Portfolio . . . . . . . .         $ 4,817,041       $ 3,933,946          $ 3,444,045
Average Number of PrimeFirst
  Loans Outstanding During the Period . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a Percent
  of Average Principal Balance
  Outstanding . . . . . . . . . . . . . . .               0.11%             0.16%                0.05%


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 78 of the Prospectus are hereby updated, in their entirety, as follows:


                           REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                        As of December 31,
                      ---------------------------------------------------------------------------------
                         1992       1993        1994           1995           1996           1997
                      ---------- ---------- ------------- -------------- -------------- ---------------
Number of revolving
  credit line loans
  serviced  . . . . .     15,084     13,839        15,598         25,056         28,368         31,395
Aggregate loan
  balance of revolving
  credit line loans
  serviced. . . . . . $1,062,930 $1,037,427    $1,079,693     $1,293,483     $1,353,800     $1,387,217
Loan balance of
  revolving credit
  line loans
  2 months
  delinquent. . . . . $    3,717  $   5,161     $   5,358     $    8,447     $    8,292     $    5,450
Loan balance of
  revolving credit
  line loans
  3 months or more
  delinquent  . . . . $   18,751  $  17,508     $  22,989     $   33,763     $   39,508     $   44,104
Total of 2 months
  or more delinquent
  as a percentage
  of aggregate loan
  balance of
  revolving
  credit line loans .      2.11%      2.19%         2.63%          3.26%          3.53%          3.57%




                              REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                          As of December 31,
                          ----------------------------------------------------------------------------
                              1992         1993          1994         1995        1996        1997
                          -------------  -----------  -----------  -----------  ----------  ----------
Number of revolving
  credit line loans
  serviced  . . . . . .          15,084       13,839       15,598       25,056      28,368      31,395
Aggregate loan balance
  of revolving credit
  line loans serviced .      $1,062,930   $1,037,427   $1,079,693   $1,293,483  $1,353,800  $1,387,217
For the Period:
  Gross charge-offs
      dollars . . . . .      $    1,447   $    3,153   $    1,118   $    3,700  $    1,860  $    4,269
    Percentage(1) . . .           0.14%        0.30%        0.10%        0.29%       0.14%       0.31%

_____________
    (1) As a percentage of aggregate balance of revolving credit line loans serviced.


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs -- Dime Revolving Credit Loans -- Delinquency and Loan Loss Experience" on page 81 of the Prospectus are hereby updated, in their entirety, as follows:

                                    1995-S1


                                 DIME PORTFOLIO DELINQUENCY EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                               As of December 31,
                                            ----------------------------------------------------------
                                                1994           1995          1996            1997
                                            -----------   ------------   ------------   --------------

Number of revolving
  credit line loans
  serviced  . . . . . . . . . . . . . . .         4,417          3,919          3,356            2,758
Aggregate loan balance
  of revolving credit
  line loans serviced . . . . . . . . . .      $233,053       $200,367       $163,241         $128,391
Loan balance of revolving
  credit line loans
  2 months delinquent . . . . . . . . . .      $  1,743       $  1,000       $  1,039         $    809
Loan balance of revolving
  credit line loans
  3 months or more delinquent . . . . . .      $  2,056       $  2,885       $  3,145         $  3,589
Total of 2 months or more
  delinquent as a
  percentage of aggregate
  loan balance of
  revolving credit line loans . . . . . .         1.63%          1.94%          2.56%            3.42%


                                    DIME PORTFOLIO LOSS EXPERIENCE
                                        (DOLLARS IN THOUSANDS)

                                                                 As of December 31,
                                            ----------------------------------------------------------
                                                1994           1995          1996            1997
                                            -----------   ------------   ------------   --------------
As of end of Period:

  Number of revolving credit
    line loans serviced . . . . . . . . .         4,417          3,919          3,356            2,758
  Aggregate loan balance of
    revolving credit
    line loans serviced . . . . . . . . .      $233,053       $200,367       $163,241         $128,391

For the Period:
  Gross charge-offs dollars . . . . . . .      $     74       $     95       $    327         $    130
  Percentage(1) . . . . . . . . . . . . .         0.03%          0.05%          0.20%            0.10%

______________
(1)  As a percentage of aggregate balance of Mortgage Loans serviced.


     The information contained in the tables entitled "Statistics Date Group 1 Loan Principal Balances", "Range of Prime Index Based Group 1 Margins" and "Range of Six-Month LIBOR Based Group 1 Margins", "Statistics Data Fixed Rate Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 58, 59, 62 and 64 respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and margins of the Mortgage
Loans:

                                    1995-S1

           GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                       % of Group 1
                                             Number of            Principal              Loans by
     Range of Principal Balances           Group 1 Loans           Balance           Principal Balance
-----------------------------------        -------------      ---------------        -----------------
$    0.00-          49,999.99 . . .             39            $  1,182,231.38              0.12%
$    50,000.00-     54,999.99 . . .             11                 562,303.28              0.06
$    55,000.00-     59,999.99 . . .              8                 465,404.93              0.05
$    60,000.00-     74,999.99 . . .             29               1,974,134.70              0.20
$    75,000.00-     99,999.99 . . .            125              11,504,870.15              1.17
$    100,000.00-    149,999.99  . .            334              41,304,201.99              4.20
$    150,000.00-    199,999.99  . .            281              49,853,896.04              5.07
$    200,000.00-    249,999.99  . .            265              58,313,185.99              5.92
$    250,000.00-    299,999.99  . .            196              54,179,215.55              5.51
$    300,000.00-    349,999.99  . .            161              51,395,568.69              5.23
$    350,000.00-    399,999.99  . .            118              44,154,465.39              4.49
$    400,000.00-    449,999.99  . .             81              34,070,801.70              3.47
$    450,000.00-    499,999.99  . .             60              28,495,920.38              2.90
$    500,000.00-    549,999.99  . .             52              27,009,812.36              2.75
$    550,000.00-    599,999.99  . .             47              27,062,909.46              2.75
$    600,000.00-    649,999.99  . .             48              29,844,494.31              3.04
$    650,000.00-    699,999.99  . .             40              27,064,482.41              2.75
$    700,000.00-    749,999.99  . .             36              26,029,926.05              2.65
$    750,000.00-    799,999.99  . .             26              20,153,535.34              2.05
$    800,000.00-    849,999.99  . .             22              18,028,109.72              1.83
$    850,000.00-    899,999.99  . .             33              28,883,516.83              2.94
$    900,000.00-    949,999.99  . .             20              18,443,919.61              1.88
$    950,000.00-    999,999.99  . .             23              22,712,035.56              2.31
$    1,000,000.00-  1,099,999.99  .             48              49,269,576.02              5.01
$    1,100,000.00-  1,199,999.99  .             33              37,707,749.18              3.84
$    1,200,000.00-  1,299,999.99  .             25              31,222,278.94              3.18
$    1,300,000.00-  1,399,999.99  .             14              18,747,730.44              1.91
$    1,400,000.00-  1,499,999.99  .             11              15,987,490.21              1.63
$    1,500,000.00-  1,599,999.99  .             13              20,249,249.24              2.06
$    1,600,000.00-  1,699,999.99  .              7              11,540,342.02              1.17
$    1,700,000.00-  1,799,999.99  .              9              15,825,223.17              1.61
$    1,800,000.00-  1,899,999.99  .              8              14,629,418.69              1.49
$    1,900,000.00-  1,999,999.99  .              9              17,715,788.22              1.80
$    2,000,000.00-  2,099,999.99  .             13              26,326,495.51              2.68
$    2,100,000.00-  2,199,999.99  .              2               4,297,070.15              0.44
$    2,200,000.00-  2,299,999.99  .              4               9,044,938.31              0.92
$    2,400,000.00-  2,499,999.99  .             10              24,577,384.88              2.50
$    2,500,000.00-  2,599,999.99  .              3               7,679,999.74              0.78
$    2,600,000.00-  2,699,999.99  .              2               5,200,000.00              0.53
$    2,800,000.00-  2,899,999.99  .              1               2,849,999.80              0.29
$    2,900,000.00-  2,999,999.99  .              5              14,919,885.72              1.52
$    3,000,000.00 or Higher . . . .              8              32,448,966.01              3.30
                                           -------------      ---------------        -----------------
TOTALS  . . . . . . . . . . . . . .          2,280            $982,928,528.07            100.00%
                                           =============      ===============        =================

                                    1995-S1

                  RANGE OF PRIME INDEX BASED GROUP 1 MARGINS
                           AS OF DECEMBER 31, 1997

                                                                                       % of
                              Number of                                        Prime Index Based
                          Prime Index Based                                     Group 1 Loans by
        Margin              Group 1 Loans         Principal Balance            Principal Balance
----------------------    -----------------       ------------------           ------------------
        -0.500%                    4                $   1,495,083.30                      0.84%
        -0.375%                    1                      262,000.00                       0.15
        -0.250%                   25                   34,926,087.10                      19.52
        -0.125%                   33                   22,818,060.37                      12.75
         0.000%                  146                   54,120,786.95                      30.23
         0.125%                    9                    4,788,750.26                       2.68
         0.250%                  144                   29,708,117.55                      16.60
         0.375%                    6                    1,423,188.02                       0.80
         0.500%                  212                   26,008,978.28                      14.54
         0.625%                    5                      707,680.31                       0.40
         0.750%                   15                    1,536,670.95                       0.86
         0.875%                    3                      480,409.96                       0.27
         1.000%                    5                      642,912.43                       0.30%
                          -----------------       ------------------           ------------------
            TOTALS               608                 $178,918,725.48                     100.0
                          =================       ==================           ==================

                RANGE OF SIX-MONTH LIBOR BASED GROUP 1 MARGINS
                           AS OF DECEMBER 31, 1997

                                 Number of                                     % of Six-Month LIBOR
                           Six-Month LIBOR Based                              Based Group 1 Loans by
       Margin                  Group 1 Loans          Principal Balance          Principal Balance
----------------------    ----------------------  ----------------------      ----------------------
         0.875%                           2             $   1,479,679.92                   0.18%
         1.000%                           7                 5,351,947.50                   0.67
         1.125%                           6                 4,019,690.16                   0.50
         1.250%                          12                 6,190,932.62                   0.77
         1.500%                         175               248,136,920.40                  30.92
         1.625%                         169               120,375,364.59                  14.99
         1.750%                         412               199,224,094.04                  24.82
         1.875%                          88                47,874,127.15                   5.96
         2.000%                         312                89,946,873.50                  11.20
         2.125%                          50                12,129,459.12                   1.51
         2.250%                         303                48,982,267.36                   6.10
         2.375%                          50                 7,819,588.66                   0.97
         2.500%                          65                 9,685,146.37                   1.21
         2.625%                           5                   553,433.87                   0.07
         2.750%                           8                 1,009,899.94                   0.13
                          ----------------------  ----------------------      ----------------------
     TOTALS                           1,664              $802,779,425.20                 100.00%
                          ======================  ======================      ======================

                                    1995-S1

      FIXED RATE GROUP 1 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                           % of Fixed
                                                                                          Rate Group 1
                                              Number of                                     Loans by
                                             Fixed Group             Principal             Principal
     Range of Principal Balances               1 Loans                Balance               Balance
-----------------------------------          -----------           --------------         ------------
$    0.00 -         49,999.99 . . .                11              $   443,605.42             1.06%
$    50,000.00 -    54,999.99 . . .                 2                  108,250.04             0.26
$    55,000.00 -    59,999.99 . . .                 2                  111,978.89             0.27
$    60,000.00 -    74,999.99 . . .                 2                  129,380.46             0.31
$    75,000.00 -    99,999.99 . . .                16                1,393,686.23             3.34
$    100,000.00 -   149,999.99  . .                18                2,249,341.93             5.39
$    150,000.00 -   199,999.99  . .                15                2,673,615.01             6.41
$    200,000.00 -   249,999.99  . .                28                6,359,160.73            15.26
$    250,000.00 -   299,999.99  . .                15                4,033,253.06             9.67
$    300,000.00 -   349,999.99  . .                13                4,229,378.89            10.14
$    350,000.00 -   399,999.99  . .                 8                3,054,773.99             7.33
$    400,000.00 -   449,999.99  . .                 4                1,711,283.78             4.10
$    450,000.00 -   499,999.99  . .                 6                2,896,706.81             6.95
$    500,000.00 -   549,999.99  . .                 1                  536,640.11             1.29
$    600,000.00 -   649,999.99  . .                 3                1,883,621.01             4.52
$    650,000.00 -   699,999.99  . .                 4                2,702,019.71             6.48
$    700,000.00 -   749,999.99  . .                 1                  710,135.27             1.70
$    800,000.00 -   849,999.99  . .                 1                  803,144.81             1.93
$    850,000.00 -   899,999.99  . .                 1                  893,268.13             2.14
$    1,200,000.00 - 1,299,999.99  .                 1                1,228,881.75             2.95
$    3,000,000.00 or Higher . . . .                 1                3,542,552.66             8.50
                                             -----------           --------------         ------------
     TOTALS                                       153              $41,694,678.69           100.00%
                                             ===========           ==============         ============

                                    1995-S1

           GROUP 2 LOAN PRINCIPAL BALANCES AS OF DECEMBER 31, 1997

                                                                                       % of Group 2
                                            Number of            Principal               Loans by
     Range of Principal Balances          Group 2 Loans           Balance            Principal Balance
-------------------------------------     -------------   -------------------     --------------------
$    4,999.99 or Lower  . . . . . .           2,095           $  4,686,806.49              2.05
$    5,000.00 -     9,999.99  . . .             997              7,055,692.41              3.08
$    10,000.00 -    14,999.99 . . .             600              7,325,625.97              3.20
$    15,000.00 -    19,999.99 . . .             406              7,037,013.28              3.07
$    20,000.00 -    24,999.99 . . .             353              7,918,535.38              3.46
$    25,000.00 -    29,999.99 . . .             274              7,499,368.25              3.27
$    30,000.00 -    34,999.99 . . .             173              5,634,233.64              2.46
$    35,000.00 -    39,999.99 . . .             159              5,983,723.58              2.61
$    40,000.00 -    44,999.99 . . .             122              5,180,633.88              2.26
$    45,000.00 -    49,999.99 . . .             142              6,762,709.22              2.95
$    50,000.00 -    54,999.99 . . .             109              5,679,970.66              2.48
$    55,000.00 -    59,999.99 . . .             112              6,447,101.34              2.81
$    60,000.00 -    64,999.99 . . .              62              3,864,347.94              1.69
$    65,000.00 -    69,999.99 . . .              54              3,639,976.81              1.59
$    70,000.00 -    74,999.99 . . .              61              4,412,847.63              1.93
$    75,000.00 -    99,999.99 . . .             245             21,493,002.07              9.38
$    100,000.00 -   149,999.99  . .             228             27,618,330.85             12.08
$    150,000.00 -   199,999.99  . .              97             16,754,421.33              7.31
$    200,000.00 -   249,999.99  . .              71             15,674,469.03              6.84
$    250,000.00 -   299,999.99  . .              33              9,057,891.75              3.95
$    300,000.00 -   349,999.99  . .              21              6,865,522.29              3.00
$    350,000.00 -   399,999.99  . .              10              3,821,088.94              1.67
$    400,000.00 -   449,999.99  . .              11              4,600,453.44              2.01
$    450,000.00 -   499,999.99  . .               4              1,881,442.44              0.82
$    500,000.00 -   549,999.99  . .               6              3,109,524.17              1.36
$    550,000.00 -   599,999.99  . .               1                585,521.05              0.26
$    600,000.00 -   649,999.99  . .               5              3,076,969.27              1.34
$    650,000.00 -   699,999.99  . .               3              2,049,425.40              0.89
$    700,000.00 -   749,999.99  . .               2              1,426,997.78              0.62
$    750,000.00 -   799,999.99  . .               1                758,024.00              0.33
$    850,000.00 -   899,999.99  . .               1                892,538.38              0.39
$    950,000.00 -   999,999.99  . .               1                999,592.66              0.44
$    1,000,000.00 - 1,099,999.99  .               3              3,127,837.74              1.37
$    1,100,000.00 - 1,199,999.99  .               2              2,257,945.81              0.99
$    1,200,000.00 - 1,299,999.99  .               1              1,201,531.60              0.52
$    1,400,000.00 - 1,499,999.99  .               2              2,999,911.97              1.31
$    1,900,000.00 - 1,999,999.99  .               1              1,999,383.23              0.87
$    2,200,000.00 - 2,299,999.99  .               1              2,292,217.80              1.00
$    2,400,000.00 - 2,499,999.99  .               1              2,499,168.90              1.09
$    2,800,000.00 - 2,899,999.99  .               1              2,873,693.38              1.25
                                          -------------   -------------------     --------------------
     TOTALS                                   6,471           $229,045,491.76            100.00%
                                          =============   ===================     ====================

                                    1995-S1

     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates-General" on pages 35 and 39, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1997, the Certificate Characteristics:

                                    1995-S1

                             SUBORDINATE 1995-S1
         GROUP 1 CERTIFICATE CHARACTERISTICS AS OF DECEMBER 31, 1997

                           Parties to                                    Original
                             Pooling         Type                          Senior         Original
                  Month        and            of          Original        Mortgage         Pooled
                   of       Servicing      Mortgage      Principal      Certificates    Certificates
     Series     Issuance    Agreement        Loan        Balance(1)      Balance(2)        Balance
-------------- ---------- -------------  -----------  ---------------  --------------  --------------
MLMI 1993F        9/93         (5)           (6)         $210,704,370    $202,758,500      $7,945,870
MLMI 1993I        11/93        (5)           (6)          156,171,951     152,032,000       4,139,951
MLMI 1994A        1/94         (5)           (6)          284,637,957     276,098,000       8,539,957
MLMI 1994F        3/94         (5)           (6)          288,806,078     280,140,000       8,666,078
MLMI 1994H        5/94         (5)           (6)          214,155,739     207,195,000       6,960,739
MLCCMI 1994A      7/94         (5)           (6)          393,157,420     378,795,000      14,362,420
MLCCMI 1994B      12/94        (5)           (6)          306,606,666     296,641,000       9,965,666
                                                      ---------------  --------------  --------------
Totals  . . .                                          $1,854,240,181  $1,793,659,500     $60,580,681
                                                      ===============  ==============  ==============


(table continued)

                                                                         Original
                                                                          Pooled
                                        Current                        Certificates    Current Pooled
                       Current           Senior                       Balance as a %    Certificates
                     Group 1 Loan       Mortgage     Current Pooled     of Original    Balance as a %
                      Principal       Certificates    Certificates       Principal      of Principal
      Series        Balance(1)(3)    Balance(2)(3)     Balance(3)       Balance(1)      Balance(1)(3)
--------------      --------------   --------------  ---------------    -----------     -------------
MLMI 1993F             $90,587,316      $82,641,446       $7,945,870        3.77%           8.77%
MLMI 1993I              73,244,458       69,104,507        4,139,951        2.65%           5.65%
MLMI 1994A             144,035,461      135,495,504        8,539,957        3.00%           5.93%
MLMI 1994F             159,176,560      150,510,482        8,666,078        3.00%           5.44%
MLMI 1994H             128,940,945      121,980,206        6,960,739        3.25%           5.40%
MLCCMI 1994A           213,636,868      199,274,448       14,362,420        3.65%           6.72%
MLCCMI 1994B           173,306,921      163,341,255        9,965,666        3.25%           5.75%
                    --------------   --------------  ---------------    -----------     -------------
Totals  . . . . .     $982,928,529     $922,347,848      $60,580,680        3.27%(7)        6.16%(7)
                    ==============   ==============  ===============    ===========     =============



(table continued)

                        Current
                        Pooled                                           Mortgage
                     Certificates        30-59             60+           Loans in            CPR
                        Balance           Day              Day          Foreclosure        for the
                        as a %       Delinquencies    Delinquencies       as a %          Mortgage
                        of the          as a %           as a %             of              Loans
                      Respective      of Principal    of Principal       Principal         in the
      Series           Total(3)      Balance(1)(3)    Balance(1)(3)    Balance(1)(3)      Series(4)
----------------     ------------    -------------    -------------    -------------      ---------
MLMI 1993F                13.12%           0.58%            0.00%           1.99%            17.70%
MLMI 1993I                 6.83%           1.40%            0.00%           1.64%            16.60%
MLMI 1994A                14.10%           2.26%            0.25%           7.49%            15.70%
MLMI 1994F                14.31%           0.98%            0.00%           0.17%            14.40%
MLMI 1994H                11.49%           0.83%            0.00%           1.86%            12.90%
MLCCMI 1994A              23.71%           3.74%            1.83%           1.02%            16.00%
MLCCMI 1994B              16.45%           0.66%            2.38%           2.19%            16.90%
                     ------------    -------------    -------------    -------------      ---------
Totals  . . . .          100.00%           1.69%(7)         0.85%(7)        2.28%(7)         N/A
                     ============    =============    =============    =============      =========

______________
(1)  Includes only the Group 1 Loans  (i.e., does not include any Fixed  Rate
     Loans).

(2) Includes only those Senior Mortgage Certificates that are principally supported by the Group 1 Loans.

(3)  As of December 31, 1997 (after the January 15, 1998 distribution).

(4) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to December 31, 1997.

(5) Merrill Lynch Mortgage Investors, Inc. (in the case of Series 1994A (7/94) and Series 1994B, MLCC Mortgage Investors, Inc.), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(6) The Mortgage Loans in all Loan Groups that principally support the Pooled Certificates are adjustable rate PrimeFirst(Registered Trademark) loans. See "The Mortgage Pools--Group 1 Loans."

(7)  Weighted average of the percentages in the column above such number.

                                    1995-S1

                             SUBORDINATE 1995-S1
                     GROUP 2 CERTIFICATE CHARACTERISTICS

                         Parties
                            to                                             Original
                         Pooling     Type                                 Senior        Original
                Month      and        of    Distribution   Original        Mortgage        Pooled
                  of    Servicing  Mortgage   of Lien        Pool        Certificates   Certificates
    Series     Issuance Agreement    Loan     Priority      Balance        Balance        Balance
-------------  -------- ---------  -------- ------------- ------------  -------------  -------------
    1994-1       4/94      (3)      (4)(5)      (6)       $366,122,025   $355,138,000    $10,984,025
    1994-2       9/94      (3)        (4)       (7)        215,141,299    209,978,000      5,163,299
    1995-1       3/95      (3)      (4)(5)      (8)        339,185,872    331,554,000      7,631,872
                                                          ------------  -------------  -------------
  Totals  . .                                             $920,449,196   $896,670,000    $23,779,196
                                                          ============  =============  =============

(table continued)


                                                                        Original
                                                                         Pooled           Current
                                                                      Certificates        Pooled
                                                                        Balance        Certificates
                                      Current                             as a            Balance
                                       Senior          Current            % of             as a
                     Current          Mortgage          Pooled          Original           % of
                      Pool          Certificates     Certificates         Pool             Pool
     Series        Balance(1)        Balance(1)       Balance(1)        Balance         Balance(1)
---------------   --------------    -------------    -------------      ------------    --------------
     1994-1          $80,009,166      $69,025,140      $10,984,025          3.00%           13.73%
     1994-2           49,393,211       44,229,912        5,163,299          2.40%           10.45%
     1995-1           96,743,486       89,111,614        7,631,872          2.25%            7.89%
                  --------------    -------------    -------------      ------------    --------------
  Totals  . . .     $226,145,863     $202,366,667      $23,779,196          2.58%(9)        10.51%(9)
                  ==============    =============    =============      ============    ==============


(table continued)


                    Current
                    Pooled
                 Certificates         30-59              60+            Mortgage            CPR
                    Balance            Day               Day            Loans in          for the
                    as a %        Delinquencies     Delinquencies     Foreclosure        Mortgage
                    of the           as a %            as a %            as a %            Loans
                  Respective         of Pool           of Pool          of Pool           in the
    Series         Total(1)         Balance(1)       Balance(1)        Balance(1)        Series(2)
-------------    ------------     -------------     -------------     ------------       ----------
    1994-1             46.20%            1.56%             3.09%            2.57%            33.3%
    1994-2             21.71%            2.68%             2.78%            3.46%            35.7%
    1995-1             32.09%            2.20%             2.15%            2.25%            35.8%
                 ------------     -------------     -------------     ------------       ----------
  Totals  . .         100.00%            2.08%(9)          2.62%(9)         2.63%(9)        N/A
                 ============     =============     =============     ============       ==========

______________
(1)  As of December 31, 1997 (after the January 15, 1998 distribution).

(2) The CPR is the constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month, for the period from the Underlying Cut-off Date for the Series to December 31, 1997.

(3)  Merrill Lynch Home Equity Acceptance, Inc. (in the  case of Series 1994-
     1) and MLCC Mortgage Investors, Inc. (in the case of Series 1994-2 and Series 1995-1), as depositor, MLCC, as Servicer, and Bankers Trust Company of California, N.A., as Underlying Trustee.

(4)  MLCC  Revolving Credit  Loans.   See "MLCC  and Its  Mortgage Programs--
     Equity Access(Registered Trademark) Program".

(5) Includes Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans." Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.

(6) 58.95% first liens and 41.05% second and third liens, based on the 1,520 MLCC Revolving Credit Loans as of the Statistics Date.

(7) 49.29% first liens and 50.71% second and third liens as of the Statistics Date.

(8) 51.48% first liens and 48.52% second, third and fourth liens, based on the 2,120 MLCC Revolving Credit Loans as of the Statistics Date.

(9)  Weighted average of the percentages in the column above each number.

                        _____________________________

         The date of this Prospectus Supplement is April 13, 1998.